As filed with the Securities and Exchange Commission on February 4, 2003

Registration No. __________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TORTUGA MEXICAN IMPORTS, INC

(Exact name of registrant as specified in its charter)

NEVADA	45411	N/A
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)
TORTUGA MEXICAN IMPORTS INC. Suite #219 10654 - 82 Avenue Edmonton, Alberta, T6E 2A7 (780) 439-6726 ____________________ (Address, Zip Code and Telephone Number of Principal Executive Offices)	Garrett Sutton, Esq. Sutton Lawrence LLP 4745 Caughlin Parkway, Ste. 200 Reno, Nevada 89509 (775) 824-0300 __________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made under Rule 434, please check the following box. []

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	750,000 shares	$0.10	$75,000	$18.75

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

TORTUGA MEXICAN IMPORTS, INC.
Shares of Common Stock
No Minimum - 750,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 750,000 shares of common stock on a best efforts basis, no minimum, 750,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. We will immediately use all money received from the offering and there will be no refunds. The offering will be for a period of no more than 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

We are a development stage company. Our plan of operations is to establish a catalog and internet business offering Mexican furniture, jewelry and handicrafts.

Vanessa Avila, one of our officers and directors, will be the only person offering or selling our shares.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 2.

	Price Per Share	Aggregate Offering Price	Maximum Proceeds to Us
Common Stock	$0.10	$75,000	$65,000

There is no minimum number of shares that must be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. The maximum proceeds to us of $65,000 is after deduction of anticipated offering expenses of $10,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation of the contrary is a criminal offence.

The date of this prospectus is ______________________.

PROSPECTUS SUMMARY

CORPORATE BACKGROUND

We were incorporated on April 17, 2002 and are in the process of commencing operations, but have not generated any revenue and are still a development stage corporation. We plan to engage in the selling of Mexican furniture and other quality Mexican handcrafted products through mail order catalogs and on the Internet. We have not generated any sales so far. We intend to begin advertising and promotion of the website and the catalogs upon the receipt of the first proceeds of this offering, if any. Our plan of operations depends upon raising sufficient funds to engage in traditional and Internet advertising and promotion of our mail order catalog to be distributed in Alberta, Canada and of our website. We are controlled by one individual who devotes only 25% each of her time to the business. There can be no assurance that our common stock will ever develop a market.

THE OFFERING
Common stock offered	Up to 750,000 shares
Common stock outstanding after the offering	2,850,000 shares
Use of Proceeds	Working capital, advertising, catalog, printing, website development
Symbol	None
Risk Factors	The shares of common stock offered involve a high degree of risk and immediate substantial dilution See "Risk Factors" and "Dilution"
Term of offering	90 days from the effectiveness of this Prospectus

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period from inception to August 31, 2002 and the consolidated balance sheet dated August 31, 2002 come from our audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to August 31, 2002 come from our audited financial statements for those years, which are included in this Prospectus. The statement of operations data for the period ended November 30, 2002 and the consolidated balance sheet dated November 30, 2002 come from our unaudited Financial Statements for the period ended November 30, 2002 included elsewhere in this Prospectus. These statements include all adjustments that we consider necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the periods ended August 31, 2002 and November 30, 2002 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:

	November 30, 2002 (unaudited)	August 31, 2002
Assets:	$58	$1,976
Liabilities - Accounts Payable	$0	$2,000
Advances - Shareholders	$2,000	$0
Total current liabilities	$2,000	$2,000
Stockholders' Equity: common stock, Par value $.001 Authorized 25,000,000 shares Issued 2,100,000 shares at August 31, 2002	2,100	2,100
Accumulated Deficit	(3,942)	(2,124)
Total Stockholders' Equity	(1,842)	(24)
Total Liabilities and Stockholders' Equity	$58	$1,976

STATEMENT OF OPERATIONS DATA:

	Three Months Ended November 30, 2002	Period April 17, 2002 (inception) through August 31, 2002
Revenues:	$0	$0
General and administrative Expenses	1,918	2,124
Net Loss	$(1,918)	$(2,124)
Loss per share	$(0.00)	$(0.00)

RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in this Prospectus.

  We lack an operating history and have losses that we expect to continue into the future.

  We are a development stage company with no operating history, which may make it difficult to evaluate our future prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an industry characterized by intense competition. Since inception, we have incurred losses of $1,918, and we expect to incur net losses in the foreseeable future. These losses are in the form of pre-operating expenses, since we have just begun operations.

  Our financial status creates a doubt whether we will continue as a going concern, and, if we do not continue as a going concern, investors may lose their entire investment.

As noted in our financial statements, we have nominal assets and no current operations with which to create operating capital. We seek to raise operating capital to promote and advertise our catalogs and website in this offering. We require a minimum amount of $10,000 in operating capital to operate for the next 12 months. This means we must raise a minimum of $20,000 because we require $10,000 to cover the offering expenses. However, there can be no assurance that such offering will be successful.

  Our success depends on generating awareness of our name in association with the products we sell.

  We intend to spend some of the proceeds from this and future offerings on marketing and promotional expenditures for increase goodwill and name recognition in Western Canada for our catalogs and internationally for our website. We may not be successful in generating any awareness. We must establish, maintain and enhance our name to attract customers to our products and website and to generate revenues from product sales. Development of our name will depend largely on our success in providing a quality shopping experience, both online and through our catalogs, supported by high levels of customer service. If we are not successful in raising at least $20,000 in the next twelve months, investors may lose their entire investment.

  If we are unsuccessful in raising at least $20,000 from this offering, we will be forced to temporarily or permanently cease our operations.

  If we are unsuccessful in raising at least $20,000 from this offering during the next twelve months, the first $10,000 of which will be used to cover the cost of this offering, we will be unable to pay our minimum operating expenses, and, unless we have financial contributions from our principal we will be forced to temporarily or permanently cease our operations. This may result in investors losing their entire investment.

  We will need additional capital to fund our expected needs for working capital and capital expenditures which may result in dilution to your share holdings.

  We require substantial capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect that the net proceeds of this offering will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 12 months. However, we may need to raise additional funds prior to the end of this period, and, if additional capital is required, we expect to attempt to sell additional shares though private placements of our stock.

  If we raise future capital in private offerings, depending on the terms of the private offerings, it may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this Prospectus. We cannot be certain that additional financing will be available to us when required on favorable terms or at all. Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

  We will depend heavily on one of our officers.

  Our success depends on the ability of Ms. Avila to run the business. We will rely on Ms. Avila's contacts in the furniture, jewelry and crafts industries in Mexico to provide us with unique products. Ms. Avila devotes approximately 10 hours per week to our business. The loss of Ms. Avila could slow the growth of our business significantly.

  We must continually improve and enhance the functionality and performance of our website, order tracking and other technical systems to provide a convenient shopping experience online.

  We must also introduce additional or enhanced features and services from time to time to attract and retain customers. Failure to improve these systems effectively or within a reasonable period of time may cause customers to visit our website less frequently or not at all. New services or features may contain errors, and we may need to modify the design of these services to correct errors. If customers encounter difficulty with or do not accept new services or features, they may buy from other online or retail vendors and cause our sales to decline.

  We depend on third party shippers to deliver our products in a timely manner.

  Our customers cannot visit physical stores to pick up our products. Our product distribution relies instead on third-party delivery services, including the United States Postal Service, the Mexican Postal Service (Correos de Mexico), Canada Post and United Parcel Service. Strikes and other interruptions may delay the timely delivery of customer orders, and customers may refuse to purchase our products because of this loss of convenience.

  Our computer and communications systems may fail or experience delays.

  Our success, and in particular our ability to receive and fulfill orders and provide quality customer service, depends on the efficient and uninterrupted operation of our computer systems. System interruptions may result from fire, power loss, water damage, telecommunications failures, vandalism and other malicious acts and problems related to our equipment. Our website may also experience disruptions or interruptions in service due to failures by third-party communications providers. We depend on communications providers and our website host to provide our customers with access to our website. In addition, our customers depend on their own Internet service providers for access to our website. Periodic system interruptions will occur. These occurrences may cause customers to perceive our website as not functioning properly and therefore cause them to stop using our services.

  We depend on continued growth in use of the Internet and online commerce.

  Our success depends in part upon the ability of the Internet infrastructure to support increased use. The performance and reliability of the Internet may decline as the number of online users grows or bandwidth requirements increase. The Internet has experienced a variety of outages due to damage to portions of its infrastructure. If outages or delays frequently occur in the future, Internet usage and usage of our website may grow slowly or decline. Concerns about inadequate Internet infrastructure, security, reliability, accessibility, privacy and the availability of cost-effective, high-speed service also may inhibit growth in Internet usage. Even if the necessary infrastructure or technologies develop, we may incur significant costs to adapt our operating strategy. Our success also depends upon acceptance and use of online commerce as an effective medium of commerce. Widespread use of the Internet and online commerce is a recent phenomenon. A large base of consumers may not adopt and continue to use the Internet as a medium of commerce.

  We may be unable to respond to rapid changes in the online commerce industry.

  To be competitive, we must continue to enhance and improve the responsiveness, functionality and features of our website. Online commerce has been characterized by rapid technological change, evolving industry standards, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our website, technology and systems obsolete. We must obtain licensed technologies useful in our business, enhance our existing services, develop new services and technologies that address sophisticated and varied consumer needs, respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis and address evolving customer preferences. We may experience difficulties that delay or prevent our being able to respond to these changes.

  The offering has no escrow, and investor funds may be used on receipt.

There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

USE OF PROCEEDS

The net proceeds to us from the sale of the shares of common stock offered are estimated to be approximately $65,000 if all shares in this offering are sold. We intend to use these proceeds for website promotion, working capital and general corporate purposes, as follows:

Use	Amount
Catalog's development and printing	20,000
Website development	10,000
Website promotion	5,500
Management salaries	0
Employee Salaries	4,500
Travel Expenses	20,000
Working Capital	5,000
Total:	$

The following table shows our use of net proceeds if 10%, 25%, 50%, or 75% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.

	10%	25%	50%	75%
Catalogs development and printing	2,000	5,000	10,000	15,000
Website development	1,000	2,500	5,000	7,500
Website promotion	550	1,375	2,750	4,125
Management salaries	0	0	0	0
Employee salaries	450	1,125	2,250	3,375
Travel expenses	2,000	5,000	10,000	15,000
Working capital	500	1,250	2,500	3,750
Totals:	$	$	$	$

The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term Canadian government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future.

PRICE RANGE OF SECURITIES

Our common stock is not listed or quoted at the present time, and there is no present public market for our common stock. There can be no assurance that a public market for our common stock will ever develop.

DILUTION

As of November 30, 2002, our net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 750,000 shares at an offering price of $0.10 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0 to $0.03 per share. This represents an immediate increase in the net tangible book value of $0.03 per share to current shareholders, and immediate dilution of $0.07 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.10
Net tangible book value per share before offering	$0
Increase per share attributable to new investors	$0.03
Net tangible book value per share after offering	$0.03
Dilution per share to new investors	$0.07
Percentage dilution	70%

The following table summarizes, both before the offering and after the offering, assuming the sale of all 750,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.

	Number of Shares Purchased	Total Consideration Paid	Percentage of Shares Purchased	Percentage of Total Consideration	Average Price Per Share
Existing Investors	2,100,000	$2,100	73.47%	2.7%	$0.001
New Investors	750,000	$75,000	26.3%	97.3%	$0.10

The following table shows the estimated dilution if only 25% of gross proceeds of this offering are received. As of November 30, 2002, our net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 187,500 shares at an offering price of $0.10 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.09 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.10
Net tangible book value per share before offering	$0
Increase per share attributable to new investors	$0.01
Net tangible book value per share after offering	$0.01
Dilution per share to new investors	$0.09
Percentage dilution	90%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 187,500 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.

	Number of Shares Purchased	Total Consideration Paid	Percentage of Shares Purchased	Percentage of Total Consideration	Average Price Per Share
Existing Investors	2,100,000	$2,100	91.8%	10%	$0.001
New Investors	187,500	$18,750	8.2%	90%	$0.10

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our Consolidated Financial Statements, including the Notes, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

We were incorporated on April 17, 2002, under the laws of the State of Nevada and have never commenced operations, nor have we generated any revenue and are still a development stage corporation.

We intend to distribute detailed catalogs of fine Mexican furniture, jewelry and crafts to interior designers, retailers and decorators in the Province of Alberta, Canada. We have not yet produced the catalogs.

In addition, we are in the process of launching our e-commerce site on the Internet for the purpose of engaging in the business of selling of Mexican furniture, jewelry and crafts online. Since an initial introductory version of our website has just been launched and has not been advertised or promoted yet, we have virtually no operations, assets or revenue and have net losses consisting of pre-operating expenses, of $2,000. Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever develop a market.

PLAN OF OPERATIONS-IN GENERAL

Our plan of operations is to sell Mexican made furniture, jewelry and crafts through catalogs and on the Internet. In management's opinion, Mexican furniture and crafts from retail outlets are too expensive for the average consumer, because retailers are limited in their selection of and access to quality unique Mexican furniture and crafts. We will seek to establish an aggressive marketing plan both on the Internet and conventionally.

We presently have no cash with which to satisfy any future cash requirements. We will need a minimum of $20,000 to satisfy our cash requirements for the next 12 months. In order to raise this minimum amount of capital, we depend on the success of this offering in selling at least 30% of the shares offered. If we are not successful in raising in selling at least 30% of the shares in this offering, we will have to seek a private placement of our stock or borrow from our principals. We have not engaged in any private placements of our common stock to date.

Our minimum operating expenses are relatively low, and management expects that the majority of proceeds from these subsequent offerings can be invested in further development, promotion and advertising of the catalogs and the website, which should develop, within the next 12 months, sufficient gross revenues, to support minimum operating overhead of less than $2,000 per month. We do not expect the purchase or sale of plant or any significant equipment, and we do not anticipate any change in the number of our employees, with the exception of the fact that we intend to hire additional clerical employees and purchasers in Mexico. We have no current material commitments. We have generated no revenue since our inception.

We have just recently commenced operations. We have obtained a domain name for our website, and are in the process of developing and launching an e-commerce site, www.tortuga-imports.com. The website is being developed by Christopher Fagan, one of our directors and a website developer in exchange for 100,000 common shares of our stock. Over the next twelve months, we plan to establish ourselves on various Internet search engines and Internet links. Since we have not yet completed our site and have not yet done any advertising or promotion, we have not made any Mexican furniture, jewelry or crafts sales to date, and still must be considered to be a developmental stage company with limited operations and no revenue.

In addition, we plan to design and arrange the printing of approximately 2,500 glossy, detailed catalogs showcasing the wide array of quality Mexican furniture and crafts available for import to Alberta, Canada. The catalogs will be distributed to interior designers, decorators, retailers, wholesalers and select individuals who may be interested in our products.

We are still considered to be a development stage company, which has generated no revenue to date, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that we will be successful in raising the capital it requires through the sale of its common stock.

BUSINESS

IN GENERAL

Our mailing address is Suite #219 10654 - 82 Avenue, Edmonton, Alberta, T6E 2A7. The telephone number of our principal executive office is (780) 439-6726.

Forward Looking Statements

This registration statement contains forward-looking statements. Our expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties.

Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and our ability to access unique affordable products from Mexico. These and other factors may cause expectations to differ.

Tortuga

We intend to provide detailed catalogs offering fine Mexican furniture, jewelry and crafts to interior decorators, retailers and individuals in Alberta, Canada. In addition, we intend to become an online source for fine Mexican furniture and crafts. Our website, which will be launched in October, 2002, will offer consumers a selection of Mexican furniture, kitchenware, jewelry and crafts. Our strategy is to become a leading online source for Mexican furniture and crafts by positioning ourselves on Internet links and search engines, and by conventional direct mail advertising for our catalogs. All conventional advertising and marketing will be done internally. We do not intend to hire an outside advertising agency. Our website developer will, in return for payment in common stock or cash, establish a regular submission schedule to all major search engines and links to sites of similar interests to establish traffic to our website, and will, along with management, analyze weekly traffic and source reports from reporting software which monitors our websites.

Our e-commerce website will be located at www.tortuga-imports.com. Information of the status of our business is currently available on this site.

BUSINESS STRATEGY

From 1995 to 1997, Ms. Avila, one of our directors, traveled extensively throughout the country of Mexico. During this time, Ms. Avila came in contact with various producers of fine furniture, jewelry and Mexican crafts. Ms. Avila was impressed by the opportunity she saw to obtain exceptional Mexican furniture, jewelry and crafts and effect its reliable delivery to international buyers. Initially Ms. Avila was travelling throughout Mexico in pursuit of personal purchases. However, Ms. Avila soon realized that there was an opportunity to export these fine products abroad. Ms. Avila cultivated relationships and contacts with various producers throughout Mexico.

We intend to buy directly from the families and small manufacturers who produce furniture and crafts thereby ensuring reasonable costs. In addition, the majority of these products are hand-made and therefore each item is unique.

The Catalogs

We will prepare detailed catalogs setting out the products we have available. Catalogs will be distributed to retailers, interior designers, decorators, wholesalers of furniture and select individuals in Alberta, Canada. The catalog will be characterized by color photographs set out in a visually appealing manner with a detailed description of the products.

The catalogs will focus on larger, higher priced, luxurious pieces of furniture. The catalogs will provide ideas about interior decorating and Mexican colonial designs and offer informative ideas for incorporating our products into a home.

In addition, the catalogs will provide a brief history of the region from which each particular piece originates along with a description of the particular family or manufacturer that has produced the item.

We anticipate completing and distributing the catalogs within 45 days from completion of the offering.

Retail

We will consider a limited retail role in the Edmonton area. We will consider a temporary stall in West Edmonton Mall, one of the largest shopping centers in North America. We plan on renting a small portable stand located in the thorough fares of the shopping mall. At these stands, we will offer jewelry and silverware such as rings and bracelets.

The cost of renting a stall in the West Edmonton Mall is approximately $800 per month.

The Internet

We believe that the Internet is uniquely qualified to become an alternative purchase route for unique Mexican furniture and crafts. Using the Internet, we will offer a highly efficient solution that allows customers to research a large selection of unique and affordable products in the convenience and privacy of their own homes so that informed purchase decisions may be made.

Our goal is to provide a comprehensive online source for products and information about Mexican furniture, jewelry and crafts. To achieve this goal, we are focusing on the following objectives:

  Offer a unique, select line of products and provide a convenient shopping experience, together with access to product and interior decorating information, and make our products accessible to a wide range of consumers whose level of interest and knowledge ranges from casual to sophisticated.

  Offer compelling content and information. As we enhance our website, we will provide information about Mexican furniture and crafts, and hyperlinks to credible third-party information sources about interior decorating and Mexican colonial designs by offering informative suggestions and ideas for incorporating the unique Mexican items we offer into the individual users home.

GROWTH STRATEGY

Our growth strategy will focus on maximizing the lifetime value of our customers by establishing ourselves as a "trusted provider" of Mexican furniture, jewelry and crafts and by creating long-term customer relationships. We believe that this strategy will build customer loyalty, encourage repeat purchases, increase average order size and produce recurring revenues. In order to maximize the lifetime value of our customers, we believe that we must:

  generate high levels of interest and awareness of the our brand to encourage consumers to try online purchasing;

  build customer trust in our brand;

  provide helpful product information to facilitate informed purchases; and

  reward customer loyalty.

The key elements of our growth strategy include:

  Acquire new customers. Our objective is to attract new customers through aggressive marketing initiatives and strategic relationships that generate awareness of our brand as a comprehensive online source for both products and hyperlinks to credible third-party information sources.

  Build strategic relationships. We will attempt to build new strategic relationships to enhance our brand. Our goal is to maximize customer retention and to increase order frequency and size across our customer base. Through a combination of quality unique products, price and service, coupled with the personalization capabilities of the Internet, we plan to build relationships with our customers that will meet their purchasing needs for Mexican furniture, jewelry and hand crafts. We intend to promote customer retention and growth by utilizing the following strategies:

  Utilize customer database for target marketing. We plan to develop and target a customer database with e-mail marketing messages designed to stimulate repeat purchases and increased spending. Our database will contain a detailed customer information about the preferences and purchasing patterns of our online customers.

  Enhance Customer Experience. To enhance the purchasing experience, we intend to make our catalogs and website visually pleasing and informative in nature. We will also use customer feedback and transaction histories to expand our product offerings and to pursue additional revenue opportunities. In addition, we will build strategic relationships with interior designers and licensing arrangements to expand our content offerings.

  Accelerate unique marketing initiatives. We plan to utilize a broad range of advertising and marketing programs to build awareness of us as a comprehensive online source for products and information. We will use these programs to communicate the value proposition of our website and to encourage new customers to experience online buying. Our marketing initiatives will include online and traditional media. In addition, we will incorporate some unique initiatives such as:

The Student Ambassador Program

We will provide copies of our catalogs to the many Mexican students studying English in Alberta. We will encourage the students to display our catalog and discuss Mexican furniture and crafts with their "homestay" families. Students will be encouraged by a commission on any sales. The commissions will be payable in merchandise or prizes and not in cash.

Restaurant Promotion

We will encourage the use of our unique furniture and crafts in Mexican restaurants by offering generous discounts on certain items or perhaps loaning certain items to the restaurants.

Education

We will provide informative, detailed information on how to develop a unique, colonial Mexican style to a particular room or home. We will provide information on the compatibility and pairing together of certain of our products in order to encourage multiple purchases.

The educational component will also encourage the prospective buyer to design their own colonial style home, thereby enhancing the shopping experience.

Submission of Photographs

We will encourage the submission of photographs from prospective clients looking for design ideas for a particular room. We will forward to a prospective purchaser a list of various items that our design staff (Ms. Avila) feel are compatible with that particular room.

  Seek Alternate Means of Financing. We will apply for financial assistance or transportation subsidies within Mexico from organizations such as the Mexican Investment Board. The Mexican Investment Board is a non-profit organization jointly sponsored by the private sector and the Government of Mexico. Its mission is to assist foreign businesses and investors to explore and pursue business opportunities in Mexico.

  Local Assembly. We plan to assemble larger furniture items, locally in Edmonton. We have contacted qualified local craftsmen and carpenters in the Edmonton area who will be able to piece together larger furniture items which will be shipped to Canada in pieces in order to decrease shipping costs. Once constructed, the furniture will be transferred by ground transportation to the customers. For online purchases, we anticipate shipping directly from the source in Mexico to the customer.

Milestones

  First phase. It is anticipated that, if this offering is successful in selling all of the 750,000 shares offered, we will have enough capital to satisfy our cash requirements for the next twelve months. With this capital, we will be able to launch our catalog and Internet campaigns to build awareness of our brand. In addition, we will improve our website by making it easier to use, more secure with advanced encryption technology, and more informative with up to date decorating tips for the colonial style.

This is the first phase of the accomplishment of our goals. We expect to reach this goal by the end of the sixth month following the closing of this offering, and the source of funds to accomplish this goal are from this offering. We expect to generate our first revenues as a result of this phase.

  Second phase. Our second phase includes the acceleration of our marketing activities by conventional direct advertising, the establishment of strategic relationships and the expansion of our supplier base in Mexico, which can only be accomplished by hiring additional clerical personnel, traveling to Mexico, and by the raising of additional capital, which we plan to accomplish by private placements of common stock, in the event the funds from this offering are not sufficient. There are no commitments to purchase any of our common stock in a private placement, but we do have private sources to solicit for private placement capital. These private sources include friends and business associates of Ms. Avila, one of our directors. The successful private placement of our common stock will be facilitated by us establishing a quote for our stock on a national quotation service such as the pink sheets or the NASD Bulletin Board, and there can be no assurance that this can be accomplished. We will continue to rely upon Internet expertise of Christopher Fagan, one of our directors, in return for common stock for the improvement of our website and the launching of our Internet campaign to build awareness of our brand, in the event we are unable to raise sufficient capital. We will consider offering common stock to the providers of our merchandise catalogs, however, no such arrangements have been made. The cost of the second phase is estimated by us to be approximately $50,000. There can be no assurance that we will be able to raise this capital. Depending upon the ability to raise the capital necessary for this phase, we expect that it will be accomplished by the twelfth month after closing of this offering.

ADVERTISING AND MARKETING

We intend to pursue strategic advertising and marketing campaigns. See information under the heading "Accelerate unique marketing initiatives" on page 11 of this Prospectus. After the receipt of the proceeds of this offering, if any, we intend to implement an aggressive online advertising and marketing campaign to increase awareness of our name and to acquire new customers through multiple channels, including traditional and online advertising, direct marketing and expansion and strengthening of strategic relationships. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition.

We intend to use traditional and non-traditional methods of marketing for our catalogs. We will rely heavily on "word of mouth" through our "Student Ambassador Program" (see "Growth Strategy") and by placing our products in Mexican restaurants. In addition, we will distribute our catalogs to interior designers, decorators, retailers and wholesale in the province of Alberta. We will seek out strategic relationships with interior designers in hopes of finding common designing ground to incorporate our products into their client design recommendations.

We will seek to promote its website and attract visitors to it by becoming predominant on major search engines and banner advertisements. In addition, we will promote our website and our products by conventional advertising and marketing.

In order to create this market presence and increase customer awareness, we intend to promote our website on the most effective search engines, directories and promotional sites the Internet offers. However, there can be no assurance that we will implement these programs. The programs to establish visibility and increase traffic to the website include directory submissions to make sure we are listed in the top five listings on the major search engines such as Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to software sales. The reason for this is that many new e-commerce consumers seeking vendors of merchandise will perform searches on the major search engines for information. There can be no assurance that we can obtain such a status, but we will continually update our submissions to search engines to keep them current and will update our website frequently. We will review our site data to optimize our listing. Once the site data has been perfected, our site will be submitted to the top search engines and promotional sites. While listing a website with the search engines and promotional sites is a high priority for the foundation of our Internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors that are interested in our site. We will search for sites of similar interest where it is likely to find our target audience to place targeted links. These links will increase targeted traffic to our website. We intend to design a professional banner and place it with various sites and banner exchange facilities on a "reciprocal" basis, at no charge to us. We also plan to purchase online ad banners on highly trafficked websites that appeal to our target audience. We have not yet placed banners on any sites.

COMPETITION

The Mexican furniture and crafts market is highly fragmented. In addition, the online commerce market in which we operate is new, rapidly evolving and highly competitive. We expect competition to intensify in the future because current and new competitors can launch websites at a relatively low cost.

There are not a significant number of online providers of unique Mexican furniture, jewelry and crafts. Our principal competitor will be retail sellers of Mexican products. Our principle obstacle will be the primary method consumers purchase furniture, that is, in person where products can be touched and viewed in various lightings. We believe we can overcome this disadvantage based on: (a) our competitive pricing; and (b) the unique products we offer which are not available at retail outlets; and (c) the educational an informative shopping experience we intend to create.

THE PRODUCTS

Hammered Copper, Old Reclaimed Pine and Forged Iron Furniture

We will offer a unique line of rustic Mexican furniture. The furniture will be characterized by hammered copper, old reclaimed pine and forged iron. The producers of the furniture we will offer use centuries-old craftsmanship dating back to the 17th century to cover furniture and table tops with hand-hammered copper. The sources of our furniture have also revived the all-but-lost art of yesteryear's blacksmiths with the addition of textured and chemical patina finishes to the forged iron pieces. The wooden furniture we will offer is one of the highest quality lines being manufactured in Mexico in the category of 'pastoral' or 'country'. The furniture is constructed using solid reclaimed pine mixed with new kiln-dried pine. In accordance with our desire to protect our environment, we will insist on the use of only an all-natural wax finish for the products we import.

The warmth of wood combined with hand-forged ironwork make for a distinctive line of furnishings which we believe is complimentary to almost any decor. For clients who wish to create their own piece, they unique may specify hammered copper inlay on distressed wood furniture, combined with a selection of more than 20 finishes on forged iron. These finishes are durable and are chemically bonded to produce a variety of subtle hues and sophisticated patterns with matte or patina effects.

Silverware

The silverware will be purchased primarily from the town of Taxco, in the State of Guerrero. The silverware we will offer will be characterised by diversity of design, high quality and originality. We will offer unique necklaces, bracelets, earrings, rings, broaches, pendants, ornaments, cufflinks and key rings. Each piece of our silver is stamped with a "925". This certification means that there are 925 parts of silver in every 1000 parts of its metal content.

Crafts - we will offer the following crafts:

Papier Mache - Various unique and beautiful sculptures handmade by Mexican artisans by using natural and recyclable materials from the State of Jalisco and elsewhere. We will offer a wide line of pieces with different themes like: wild animals, tropical birds, aquatic species and flowers.

Ceramics - A beautiful collection of decorative ceramic pots. These products will be available in different color tones and are handmade in the State of Jalisco.

Glassware - Hand blown glassware including glasses and vases all with the "pontil" which is the place on the bottom of the glass that indicates that the piece is mouth blown. Blown glass is typically produced in the colors of blue, yellow, amethysts, green and red.

OUR SERVICES

Freight Logistics

Prior to shipping, any products we will solicit several bids from commercial freight transport companies for the size of trailer or container the customer's shipment requires. After a customer has selected a transport company from our summary we prepare detailed instructions to guarantee good communications and proper execution of freight transport services.

Product Sourcing

In addition to core suppliers of furniture, jewelry and crafts, we will maintain a database of Mexico manufacturers to share with our clients. If a particular product is made in Mexico, we can help the customer find it and procure it.

Export Documentation/Custom Broker Coordination

We will prepare the required export documentation and provide it to the customs brokers, thereby facilitating timely clearance of the customer's shipment through Customs.

LEGAL PROCEEDINGS

We are not subject to any pending litigation, legal proceedings or claims.

EMPLOYEES

We presently employ our President and Director, Ms. Vanessa Avila who devotes approximately 10 hours per week, on our business. We will consider hiring a clerical employee in Edmonton. We will use the services of carpenters to assemble our products on an as needed contractor type basis.

PROPERTIES

We do not lease or own any real property. Our office space is an office sharing arrangement being provided as an accommodation to us by a business associate of Ms. Avila. When we commence operations, it will be necessary for us to seek appropriate individual offices and storage space. Management believes suitable commercial space will be available when it is needed. We own our Internet website, which is currently operational and the Internet domain name, www.tortuga-imports.com.

PATENTS

We have no patents or trademarks. We own the domain name, www.tortuga-imports.com.

MANAGEMENT

Executive Officers, Key Employees and Directors

The members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

Our current executive officers, key employees and directors are:

Name	Age	Position
Vanessa Avila	28	President, Secretary, Treasurer and Director
Christopher Fagan	36	Director

Ms. Avila is our current President and Director and has been since her appointment to the Board of Directors on April 17, 2002. From 2001 through to the present, Ms. Avila has been a Spanish instructor at the University of Alberta in Edmonton, Canada teaching entry-level full credit Spanish courses and upper level advance courses. Ms. Avila graduated from the University of Alberta with a Bachelors degree in Linguistics in June 2001. From 1997 to 2001 Ms. Avila was attending the University of Alberta on a full time basis.

Mr. Fagan is a Director and has been since his appointment to the Board of Directors on August 15, 2002. From December 2002 to the present, Mr. Fagan has been employed as Founder and President of Fusebox Communications, a graphics design and web development company in Vancouver, British Columbia. From 2000 to 2002, Mr. Fagan was the Creative Director at Iscape Internet Consultants, a graphic design and website design company in Vancouver, British Columbia. From 1998 to 2000, Mr. Fagan was a senior designer for corporate marketing materials and literature at PricewaterhouseCoopers in Vancouver, British Columbia. Mr. Fagan has a Diploma in Fine Arts from the Emily Carr Institute of Art and Design in Vancouver, British Columbia.

EXECUTIVE COMPENSATION

No salaries are being paid at the present time to Ms. Avila or Mr. Fagan, our directors and officers. There were also no grants of options given to Ms. Avila or Mr. Fagan during the current fiscal year.

EMPLOYMENT AGREEMENTS

We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of our common stock as of January 30, 2003, by (I) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Before Offering	Percent After Offering
Vanessa Avila 9111 - 117th Street Edmonton, Alberta T6G 1S1	2,000,000	95.24%	70.2%
Christopher Fagan 2655 Cranberry Drive Vancouver, B.C. V6K 4V5	100,000	4.76%	3.5%

Table is based on current outstanding shares of 2,100,000.

CERTAIN TRANSACTIONS

In connection with our incorporation, on April 17, 2002, Ms. Avila was issued 2,000,000 shares of restricted common stock, valued at $.001 per share, for an consideration of $2,000, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Ms. Avila may be deemed to be our promoter. No other persons are known to us that would be deemed to be promoters.

On August 15, 2002, in exchange for website development services rendered, we issued 100,000 shares of its common stock valued at $.001 per share, for a total of $100, in reliance upon Section 4(2) of the Securities Act of 1933, sophisticated persons (officer and directors) having superior access to all corporate and financial information.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.00001 per share. The following are the all of the material terms that apply to our holders of our common stock:

    They have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

    They are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

    They do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

    They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 0% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this Prospectus.

PENNY STOCK STATUS

If and when we create a market for its common stock, our common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

  Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

  Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

  Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

  The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our stock.

Shares Eligible for Future Sale

Upon completion of this Offering, we will have 2,850,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with us), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who maybe deemed our affiliates, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not our affiliates without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for our shares of common stock.

PLAN OF DISTRIBUTION

The offering is self underwritten. We will offer the shares directly to investors through one of our officers, Vanessa Avila, who will offer the shares by prospectus and sales literature, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in Tortuga. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

There is no minimum offering, no escrow will be used for this offering, and no funds will be returned to investors. Funds received may used by us in our discretion.

The offering of the shares shall terminate no later than 90 days months after the effectiveness of this Prospectus.

The Company reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

There is no established public market for our common stock, and the offering price has been arbitrarily determined. There can be no assurance that a public market for the common stock will ever develop.

The first $10,000 in capital raised from this offering will be used to pay the costs of the offering. Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account. There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.

Ms. Avila will receive no commission from the sale of any shares. Ms. Avila will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

  The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

  The person is not at the time of their participation, an associated person of a broker-dealer; and

  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. Avila is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Ms. Avila is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Ms. Avila has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

LEGAL MATTERS

The validity of the common stock offered will be passed upon for the Company by Sutton Lawrence LLP, a Professional Corporation, Reno, Nevada.

EXPERTS

Our Financial Statements for the period from inception to August 31, 2002 included in this Prospectus and elsewhere in the Registration Statement have been audited by Malone & Bailey PLLC, Independent Certified Public Accountants, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

Additional Information

We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended with respect to the securities. This Prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this Prospectus about any contract, agreement or other document are not necessarily complete.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis. The statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to August 31, 2002, and unaudited financial statements dated November 30, 2002 immediately follow:

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Tortuga Mexican Imports, Inc.
(A Development Stage Company)
Vancouver BC, Canada

We have audited the accompanying balance sheet of Tortuga Mexican Imports, Inc. as of August 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the period from April 17, 2002 (Inception) through August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tortuga Mexican Imports, Inc. as of August 31, 2002, and the results of its operations and its cash flows for the period from April 1, 2002 (Inception) through August 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com

September 7, 2002

TORTUGA MEXICAN IMPORTS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
August 31, 2002

2002
ASSETS
Current assets
Cash	$ 1,976
Total current assets	$ 1,976
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$ 2,000
Total current liabilities	2,000
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.001 par value, 100,000,000 shares authorized, 2,100,000 shares issued and outstanding	2,100
Deficit accumulated during the development stage	(2,124)
Total Stockholders' Equity (Deficit)	(24)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 1,976

See accompanying summary of accounting policies and notes to financial statements.

TORTUGA MEXICAN IMPORTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
For the Period From April 1, 2002 (Inception) through August 31, 2002

2002
General and administrative	$ 2,124
Net loss	$ (2,124)
Net loss per share:
Basic and diluted	$ (0.00)
Weighted average shares outstanding:
Basic and diluted	2,100,000

See accompanying summary of accounting policies and notes to financial statements.

TORTUGA MEXICAN IMPORTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Period from April 1, 2002 (Inception) through August 31, 2002

	Common stock		Deficit accumulated during the development stage	Total
	Shares	Amount
Issuance of common stock for cash	2,100,000	$2,100	$ -	$ 2,000
Net loss	-	-	(2,014)	(2,014)
Balance, August 31, 2002	2,100,000	$ 2,100	$ (2,014)	$ (14)

See accompanying summary of accounting policies and notes to financial statements.

TORTUGA MEXICAN IMPORTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the Period from April 1, 2002 (Inception) through August 31, 2002

2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,124)
Adjustments to reconcile net loss to cash used in operating activities:
Common stock issued for services	100
Changes in current assets and liabilities:
Accrued expenses	2,000
NET CASH USED IN OPERATING ACTIVITIES	(24)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	2,000
NET INCREASE (DECREASE) IN CASH	1,976
Cash, beg. of period	-
Cash, end of period	$ 1,976

See accompanying summary of accounting policies and notes to financial statements.

TORTUGA MEXICAN IMPORTS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business. Tortuga Mexican Imports, Inc. ("Tortuga") was incorporated in Nevada on April 1, 2002, to sell furniture and other Mexican handcrafted products.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Accrued expenses consist of unbilled professional expenses.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Tortuga does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - INCOME TAXES

Tortuga has not yet realized income as of the date of this report, no provision for income taxes has been made. At August 31, 2002 a deferred tax asset has not been recorded due to Tortuga's lack of operations to provide income to use the net operating loss carryover of $2,000 that expires in years 2022.

NOTE 3 - COMMON STOCK

At inception, Tortuga issued 2,100,000 shares of stock to its founding shareholders for $2,000 cash and $100 of services.

NOTE 4 - RELATED PARTY TRANSACTIONS

Tortuga neither owns nor leases any real or personal property. An officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein.

UNAUDITED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED NOVEMBER 30, 2002

TORTUGA MEXICAN IMPORTS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

	November 30, 2002	August 31, 2002
ASSETS	(unaudited)
Current assets
Cash	$58	$ 1,976
Total current assets	$58	$ 1,976
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts Payable	$0	$ 2,000
Advances - Shareholders	$2,000	$0
Total current liabilities	$2,000	2,000
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.001 par value, 25,000,000 shares authorized, 2,100,000 shares issued and outstanding	2,100	2,100
Deficit accumulated during the development stage	(3,942)	(2,124)
Total Stockholders' Equity (Deficit)	(1,842)	(24)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$58	$ 1,976

See notes to interim condensed financial statements.

TORTUGA MEXICAN IMPORTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
For the Three Months Ended November 30, 2002 (unaudited)

2002
General and administrative	$ 1,918
Net loss	$ (1,918)
Net loss per share:
Basic and diluted	$ (0.00)
Weighted average shares outstanding:
Basic and diluted	2,100,000

See notes to interim condensed financial statements.

TORTUGA MEXICAN IMPORTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the Three Months Ended November 30, 2002 (unaudited)

2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (1,918)
Adjustments to reconcile net deficit to cash used:
By operating activities:
Net Change in:
Accounts Payable	(2,000)
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,918)
CASH FLOWS FROM FINANCING ACTIVITIES:
2,000
NET INCREASE (DECREASE) IN CASH	(1,918)
Cash, beg. of period	1,976
Cash, end of period	$58
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	0
Income taxes paid	0

See notes to interim condensed financial statements.

TORTUGA MEXICAN IMPORTS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Tortuga Mexican Imports, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2002 as reported in Form SB-2, have been omitted.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Tortuga is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article XII of the Articles of Incorporation of Tortuga, filed as Exhibit 3.1 to this Prospectus.

  Article IX of the Bylaws of Tortuga, filed as Exhibit 3.2 to this Prospectus.

  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Tortuga responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by us, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Federal Taxes State Taxes Blue Sky Fees/Expenses Transfer Agent Fees Miscellaneous Expense	$ 20.00 500.00 2,000.00 4,000.00 0.00 0.00 1,000.00 2,000.00 480.00
TOTAL	$10,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Vanessa Avila 9111 - 117th Avenue Edmonton, Alberta T6G 1S1	April 17, 2002	2,000,000	$2,000
Christopher Fagan 2655 Cranberry Drive Vancouver, B.C. V6K 4V5	August 25, 2002	100,000	Services valued at $100

We issued the foregoing restricted shares of common stock to Ms. Avila under Section 4(2) of the Securities Act of 1933. Ms. Avila and Mr. Fagan are sophisticated investors, are officers and directors of the company, and are in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate.
5.1	Opinion of Sutton Lawrence LLP regarding the legality of the Securities being registered.
23.1	Consent of Malone & Bailey PLLC, Certified Public Accountants.
23.2	Consent of Sutton Lawrence LLP (included in Exhibit 5.1)
99.1	Subscription Agreement.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edmonton, Canada on this 4th day of February, 2003.

TORTUGA MEXICAN IMPORTS, INC.

BY: /s/ Vanessa Avila
       Vanessa Avila
       President, Treasurer, Secretary and a
       member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Vanessa Avila, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Vanessa Avila Vanessa Avila	President, Treasurer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and member of Board of Directors	February 4, 2003
/s/ Christopher Fagan Christopher Fagan	Member of Board of Directors	February 4, 2003